UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2025
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Sable Offshore Corp.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40111 (Commission File Number)	85-3514078 (I.R.S. Employer Identification Number)

845 Texas Avenue, Suite 2920
Houston, TX		Houston, TX 77002
(Address of principal executive offices)		(Zip code)
(713) 579-6161
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.0001	SOC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On October 23, 2025, Sable Offshore Corp. (the “Company” or “Sable”) issued a press release announcing its response to the California Office of the State Fire Marshal (“OSFM”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Additionally, a copy of the letter received from OSFM and the response letter issued by Sable are attached hereto as Exhibit 99.2 and 99.3, respectively, and are incorporated herein by reference.
The information contained in this 8-K is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission filings and other public announcements. The Company undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.
The information furnished pursuant to this Item 7.01, including Exhibits 99.1, 99.2, and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release of Sable Offshore Corp., dated October 23, 2025, Sable Offshore Corp. Responds to the California Office of the State Fire Marshal.
99.2	OSFM Letter to Sable, dated October 22, 2025.
99.3	Sable Letter to OSFM, dated October 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sable Offshore Corp.

Date:	October 24, 2025	By:	/s/ Gregory D. Patrinely
		Name:	Gregory D. Patrinely
		Title:	Executive Vice President and Chief Financial Officer